 Exhibit 10.14

COLONIAL BANK, FSB
DIRECTOR RETIREMENT PLAN

This Director Retirement Plan (the Plan”), effective January 1, 2011 (the “Effective Date”), formalizes the understanding by and between Colonial Bank, FSB, a federally chartered stock savings bank (the “Bank”), and its directors, herein after referred to as “Director(s).”  The Plan shall at all times satisfy Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder.

Article I
Purpose

The purpose of this Plan is to provide supplemental funds for retirement or death for eligible directors of the Bank.  It is intended that the Plan will aid in retaining and attracting directors by providing such persons with a means to supplement their standard of living at retirement.  The Plan is intended to comply with Code Section 409A and any other regulatory guidance issued thereunder.  Any terms of the Plan that conflict with Code Section 409A shall be null and void as of the effective date.

Article II
Definitions

In this document, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms “he,” “his,” and “him,” shall refer to a Participant or a beneficiary of a Participant, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

“Accrued Benefit” means the aggregate amount accrued for the benefit of a Director as of the date such benefit is being determined under generally accepted accounting principles.

“Bank” means Colonial Bank, FSB, a located in Vineland, New Jersey, or any successor to the business thereof, and any affiliated or subsidiary corporations designated by the Board.

“Beneficiary” means the person or persons (and their heirs) designated as a Beneficiary in a Director’s Beneficiary Designation (attached as Exhibit B) to whom the deceased Director’s benefits are payable.  If no Beneficairy is so designated, then the estate of the Director will be deemed the Beneficiary.

“Board of Directors” means the Board of Directors of the Bank.

“Change in Control” of the Company or the Bank shall mean  (i) a change in the ownership of the Company or the Bank, (ii) a change in the effective control of the Company or the Bank, or (iii) a change in the ownership of a substantial portion of the assets of the Company or the Bank.  For these purposes, a change in ownership of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company or the Bank that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.  For these purposes, a change in ownership will not be deemed to have occurred if no stock of the Company or the Bank is outstanding.  A change in the effective control of the Company or the Bank occurs on the date that either (i) any one person, or more than one person acting as a group acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company or the Bank possessing 30 percent or more of the total voting power of the stock of such Company or the Bank, or (ii) a majority of the members of the Company or the Bank’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company or the Bank’s board of directors prior to the date of the appointment or election, provided that this sub-section “(ii)” is inapplicable where a majority shareholder of the Company or the Bank is another corporation.  In the absence of an event described in “(i)” or “(ii)” of the preceding sentence, a change in the effective control of the Company or the Bank will not have occurred.  A change in a substantial portion of the Company or the Bank’s assets occurs on the date that any one person or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company or the Bank that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company or the Bank, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed to administer the Plan.

“Company” means Colonial Financial Services, Inc., a Maryland corporation and the holding company of the Bank.

“Compensation” means, with respect to a Director, the fees payable for attendance at regular monthly Board and committee meetings plus the amount of any annual retainer payable to the Director in that year.

“Director” means a member of the Board of Directors serving on the Board of Directors on  January 1, 2011 or any Director who is subsequently elected to the Board of Directors.

“Disability” or “Disabled” means a Director has become disabled within the meaning of Code Section 409A.  For these purposes, a Director is disabled when the Director:

(i)
is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months, as determined by the Director’s physician;

(ii)
by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank (or would be eligible to receive such benefits if the Director was a participant in such plan); or

(iii)	is determined to be disabled by the Social Security Administration.

“Disability Benefit” means 50% of a Director’s final three-year average Compensation, determined as of the date of the Director’s Disability.

“Normal Retirement Age” means age 72 unless another age is specified in a Director’s Participation Agreement, however, a Director who has a Separation from Service prior to age 72 with a vested Accrued Benefit shall be entitled to a Retirement Benefit.

“Normal Retirement Benefit” shall mean 50% of a Director’s final three-year average Compensation.

“Participant” means a Director who satisfies the eligibility and service requirements set forth in Section 3.1 of the Plan.

“Participation Agreement” means the agreement executed by a Director regarding the specifics of his or her participation in the Plan.

“Plan Year” means the period from January 1 to December 31.

“Retirement Benefit” shall mean a benefit payable from the Plan calculated in accordance with Section 3.2 hereof.  If the Director has 20 or more Years of Service, the Retirement Benefit shall be the Normal Retirement Benefit.

“Retirement Date” means the date on which a Director retires from the Board of Directors. For this purpose, a Director shall be considered to have retired from the Board of Directors upon his Separation from Service with the Board of Directors, unless such Separation from Service is as a result of the Board of Directors having “Just Cause,” as set forth in Section 7.5 hereof.

“Separation from Service” or “Separates from Service” shall mean, consistent with Code Section 409A(2)(a)(i), the Director’s retirement or termination of service from the Board of Director following a resignation from the Board or failure to be reappointed or reelected to the Board.  For these purposes, a Director shall not be deemed to have a Separation from Service if the Director serves on the Board of the Bank or any member of a controlled group of corporations with the Bank within the meaning of Treasury Regulations §1.409A-1(h)(3).

“Years of Service” shall be the number of consecutive twelve month periods commencing on the Director’s initial date of service through the date on which the Director terminates service.  For these purposes, partial Years of Service of less than 6 months shall not be counted and a final period of service of greater than six months from the last anniversary of the Director’s initial date of service shall count as a Year of Service.

Article III
Eligibility and Benefits

3.1           Eligibility.

(a)           Any Director is eligible to participate in the Plan.

(b)           Service.  A Director must have twenty (20) Years of Service with the Bank in order to receive the Normal Retirement Benefit under the Plan.  If a Director has less than 10 Years of Service with the Bank, the Director will not be entitled to any Retirement Benefit.  After 10 Years of Service, a Director will vest in a Retirement Benefit at the rate of 10% per year.  A Director who Separates from Service with at least 10 Years of Service but less than 20 Years of Service will be entitled to a Retirement Benefit, but will not be entitled to the Normal Retirement Benefit.  The manner in which the Retirement Benefit is calculated is determined based on the Director’s age at Separation from Service.  A Director who has a Separation from Service at Normal Retirement Age but who has less than 20 Years of Service shall be entitled to a Retirement Benefit calculated in accordance with Section 3.2(a)(i)(B) hereof.  A Director who has a Separation from Service prior to Normal Retirement Age and after 10 Years of Service but before completing 20 Years of Service will be entitled to a Retirement Benefit calculated in accordance with Section 3.2(a)(ii)(B) hereof.

3.2           Determination of Benefits.

(a)            A Director who has a Separation from Service on or after satisfying the eligibility provisions of Section 3.1(b), shall be entitled to a Retirement Benefit, determined in accordance with this Section 3.2(a) and payable in accordance with Section 3.3 herein.

(i)  Upon Attainment of Normal Retirement Age.

(A)	With 20 Years of Service. A Director who separates from service with 20 Years of Service is entitled to the Normal Retirement Benefit.

(B)
With Less than 20 Years of Service.  A Director who separates from service at Normal Retirement Age with less than 20 Years of Service shall be entitled to a benefit equal to the Normal Retirement Benefit reduced by 2% of final three-year average Compensation for each year of service less than 20.

Example:  Director retires at Normal Retirement Age with 16  Years of Service.  The Director’s Retirement Benefit is determined as follows:

50% - [(20-16) x 2%] = 42% of final three-year average Compensation.

(ii)  Prior to Attainment of Normal Retirement Age.

(A)
With 20 Years of Service.  A Director who separates from service prior to Normal Retirement Age with 20 Years of Service shall be entitled to his or her Normal Retirement Benefit payable in ten (10) equal annual installments.

(B)
With Less than 20 Years of Service.  A Director who separates from service prior to Normal Retirement Age with less than 20 Years of Service shall be entitled to his or her vested Accrued Benefit, amortized and payable over a 10 year period in equal annual installments.

Example:  Director retires at age 66 with 16  Years of Service.  The Director’s Retirement Benefit is determined as follows:

Accrued Benefit x [(16 years – 10 years) x 10%] = 60% of Accrued Benefit

(b)           If a Director becomes Disabled prior to Separation from Service, he shall be entitled to a Disability Benefit upon his Separation from Service with the Board of Directors.  If a Director who is receiving a Disability Benefit dies before receiving such Disability Benefit for ten (10) years, the Director’s Beneficiary shall receive the remaining payments due during said ten (10) year period.

(c)           In the event of a Director’s death prior to Separation from Service, the Director’s beneficiary (or estate, as applicable) will be entitled to the Director’s Normal Retirement Benefit, payable in accordance with Section 3.3(d) herein.  In the event that a Director who is receiving a Retirement Benefit or Disability Benefit dies prior to receiving such benefit for ten (10) years, the Director’s Beneficiary shall receive the remaining payments due during said ten (10) year period.

(d)           If a Director is terminated for Just Cause, all benefits hereunder shall be forfeited in accordance with Section 7.5 herein.

3.3           Time and Manner of Payment.

(a)            The Retirement Benefit provided under Section 3.2(a), the Disability Benefit payable under 3.2(b), or the benefit payable after the Director’s death in accordance with 3.2(c), shall each be payable in annual installments over a ten (10) year period.

(b)            Subject to the requirements of Code Section 409A, the Director’s Retirement Benefit or Normal Retirement Benefit, as applicable, shall be payable commencing on the first business day of the month following the end of the month in which the Director has a Separation from Service, and shall be payable thereafter on each annual anniversary of such date.

(c)            The Director’s Disability Benefit shall be payable commencing on the first business day of the month following the date on which the Director is determined to be Disabled  and shall be payable thereafter on each annual anniversary of such date.

(d)            In the event of a Director’s death prior to Separation from Service, the death benefit provided under Section 3.2(c) of the Plan shall be paid to the Director’s beneficiary (or estate, as applicable) on an annual basis over a period of ten (10) years, commencing upon the first business day of the month following the Director’s death and shall be payable thereafter on each annual anniversary of such date.  In the event of a Director’s death after commencement of benefits hereunder but before theDirector receives the entire benefit, the remaining installments will be paid to the Director’s Beneficiary at the same time as such benefit would have been paid to the Director if alive.

Article IV
Change in Control

4.1           Change in Control Prior to Separation from Service.  Notwithstanding any other provision in this Plan to the contrary, in the event of a Change in Control, each Director serving on the Board at the time of such Change in Control shall be entitled to the Normal Retirement Benefit, irrespective of the Directors Years of Service on the Board.  Subject to the requirements of Code Section 409A, the present value of the benefit due under Article III shall be paid to the Director in a lump sum on the date  of the Change in Control.  For these purposes, the present value shall be determined using the applicable federal rate, as determined under Code Section 280G(d)(4).  Notwithstanding anything herein to the contrary, if the payment of the Retirement Benefit hereunder, when aggregated with the other payments to which the Director would be entitled that are contingent on the Change in Control, would cause a Director to have an “excess parachute payment” under Code Section 280G, the Retirement Benefit payable shall be reduced to avoid such excess parachute payment.

4.2           Change in Control After Separation from Service.  Subject to the requirements of Code Section 409A, in the event a Director has Separated from Service prior to a Change in Control and is receiving benefits hereunder, the present value of the remaining Retirement Benefit payable to such Director (as determined prior to the occurrence of the Change in Control) shall be determined and shall be paid in a lump sum on the date of the Change in Control.  For these purposes, the present value shall be determined using the applicable federal rate, as determined under Code Section 280G(d)(4).

Article V
Administration

5.1           Committee; Duties.  This Plan shall be administered by the Committee.  The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan.  A majority vote of the Committee members shall control any decision.

5.2           Agents.  The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Bank.

5.3           Binding Effect of Decisions.  The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules of regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

5.4           Indemnity of Committee.  The Bank shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

Article VI
Claims Procedure

6.1           Claim.  Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing within thirty (30) days.

6.2           Denial of Claim.  If the claim or request is denied, the written notice of denial shall state:

(a)           The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

(b)           A description of any additional material or information required and an explanation of why it is necessary.

(c)           An explanation of the Plan’s claim review procedure.

6.3           Review of Claim.  Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee.  The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing.  On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

6.4           Final Decision.  The decision on review shall normally be made within sixty (60) days.  If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days.  The decision shall be in writing and shall state the reasons and the relevant Plan provisions.

6.5           Arbitration.  If a claimant continues to dispute the benefit denial based upon completed performance of this Plan or the meaning and effect of the terms and conditions thereof, then the claimant may submit the dispute to mediation, administered by the American Arbitration Association (“AAA”) (or a mediator selected by the parties) in accordance with the AAA’s Commercial Mediation Rules.  If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

Article VII
General Provisions

7.1           No Funding.

(a)           All amounts payable in accordance with the Plan shall constitute a general unsecured obligation of the Bank.  Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Bank.

(b)           The Bank may, for administrative reasons, establish a grantor trust with an independent trustee for the benefit of Participants in the Plan. The assets, if any, placed in said trust shall be held separate and apart from other Bank funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement.  The Bank shall be treated as “grantor” of said trust for purposes of Section 677 of the Internal Revenue Code.  The agreement of said trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Bank to satisfy claims of the Bank’s general creditors and that the rights of such general creditors are enforceable by them under federal and state law.

7.2           Amendment of the Plan.  The Bank reserves the right to modify or amend the Plan, in whole or in part, at any time, and from time to time. However, no modification or amendment shall adversely affect the right of any Participant hereunder or violate the provisions of Code Section 409A and Treasury regulations promulgated thereunder.

7.3           Termination or Freeze of the Plan.  The Bank reserves the right to freeze the Plan at any time, provided, however, that no such action shall be effective retroactively. As of the effective date of a freeze of the Plan, the benefits of any Participant whose payments have commenced shall continue to be paid.  In the event that a Director is vested in the right to an Retirement Benefit under the Plan prior to the termination of the Plan, such Retirement Benefit shall be paid in the time and in the manner set forth in Section 3.3 hereof.  Notwithstanding the foregoing, the Bank may, in its discretion, elect to terminate the Plan in any of the following three circumstances and accelerate the payment of the entire unpaid balance or payment of the Director’s benefit as if the Director had Separated from Service as of the date of the Plan termination and in accordance with Section 409A of the Code:

(i)           the Plan is irrevocably terminated within the thirty (30) days preceding a Change in Control and (1) all arrangements sponsored by the Bank that would be aggregated with the Plan under Treasury Regulation §1.409A-1(c)(2) are terminated, and (2) the Director and all participants under the other aggregated arrangements receive all of their benefits under the terminated arrangements within twelve (12) months of the date the Bank irrevocably takes all necessary action to terminate the Plan and the other aggregated arrangements;

(ii)           the Plan is irrevocably terminated at a time that is not proximate to a downturn in the financial health of the Bank and (1) all arrangements sponsored by the Bank that would be aggregated with the Plan under Treasury Regulation 1.409A-1(c) if the Director participated in such arrangements are terminated, (2) no payments are made within twelve (12) months of the date the Bank takes all necessary action to irrevocably terminate the arrangements, other than payments that would be payable under the terms of the arrangements if the termination had not occurred, (3) all payments are made within 24 months of the date the Bank takes all necessary action to irrevocably terminate the arrangements, and (4) the Bank does not adopt a new arrangement that would be aggregated with the Plan under Treasury Regulation 1.409A-1(c) if a Director participated in both arrangements, at any time within three years following the date the Bank takes all necessary action to irrevocably terminate the Plan; or

(iii)           the Plan is terminated within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred by a Director under the Plan are included in the Director’s gross income in the later of (1) the calendar year in which the termination of the Plan occurs, or (2) the first calendar year in which the payment is administratively practicable.

7.4           Non-alienation.  Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.

7.5           Forfeiture for Just Cause.  In the event that the Director’s service as a Director is involuntarily terminated for reason of “Just Cause,” all benefits that would otherwise be payable to the Director under the Plan shall be forfeited.   “Just Cause” shall be determined by the Board of Directors and shall include any of the following: termination because of the Director’s personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or final cease-and-desist order.

7.6           Construction.

(a)           The Plan shall be construed, regulated and enforced under the laws of the State of New Jersey, without giving regard to any conflicts of laws principles thereof.

(b)           The masculine pronoun shall mean the feminine wherever appropriate, and the singular shall include the plural.

(c)           The illegality or unenforceability of any particular provision of this document shall not affect the other provisions and the Plan shall be construed in all respects as if such invalid provision were omitted.

(d)           The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

7.7            Required Regulatory Provisions.  The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

(a)           Notwithstanding anything herein contained to the contrary, if the Director is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (the “FDI Act”), 12 U.S.C. §1818(e)(3) or 1818(g)(1), the Bank’s obligations under this Plan shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings.  If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Director all or part of the compensation withheld while the Bank’s obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

(b)           Notwithstanding anything herein contained to the contrary, if the Director is removed and/or permanently  prohibited from participating in the conduct of the Bank’s affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. §1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Plan shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Director shall not be affected.

(c)           Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. §1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Director shall not be affected.

(d)           Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Plan is necessary for the continued operation of the Bank as determined:  (i) by the Director of the OTS or his designee or the Federal Deposit Insurance Corporation (“FDIC”), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. §1823(c); or (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition.  The vested rights and obligations of the parties shall not be affected.

(e)  Any payments made pursuant to this Plan are subject to and conditioned upon their compliance with section 18(k) of the FDI Act, 12 U.S.C. §1828(k) and any regulations promulgated thereunder.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Plan.

7.8           Effective Date.  The effective date of the Plan is January 1, 2011.

7.9           Acceleration of Payments. Except as specifically in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder.

7.10           Payment of Code Section 409A Taxes.  This Plan shall permit the acceleration of the time or schedule of a payment to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder.  Such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.

[Signature Page Follows]

IN WITNESS WHEREOF, the Bank, acting through its authorized officer has adopted this Plan as of the day and date first set forth above.

ATTEST:	COLONIAL BANK, FSB
/s/ Joseph Sidebotham	By:	/s/ Edward J. Geletka
Secretary		President and Chief Executive Officer

Exhibit A

COLONIAL BANK, FSB
DIRECTOR RETIREMENT PLAN

PARTICIPATION AGREEMENT

Name:________________________________________________________________________

I understand that I have been selected to participate in the Colonial Bank, FSB Director Retirement Plan (“Plan”) and agree to be subject to the terms and conditions of said Plan.

My Normal Retirement Age under the Plan is age [72].  If I have a Separation from Service after attainment of my Normal Retirement Age and completion of 20 Years of Service under the Plan, I will be entitled to the Normal Retirement Benefit equal to 50% of my final three-year average Compensation (as defined in the Plan) paid by Colonial Bank, FSB.  My Normal Retirement Benefit will be paid in 10 equal annual installments.

I understand that I will also be entitled to a benefit under said Plan if I attain age 60 and have 10 Years of Service prior to my Separation from Service, unless my Separation from Service is due to my death or Disability.  Accordingly, if I become entitled to a benefit under this Plan on my Separation from Service, I understand that my benefit will be determined in accordance with Section 3.2 of the Plan and generally will be paid in 10 equal annual installments.

I will also receive a benefit under the Plan if Colonial Bank, FSB, or its parent, Colonial Financial Services, Inc. has a Change in Control, regardless of my age or Years of Service at the time of the Change in Control.  In the event of a Change in Control, I understand that my Accrued Benefit will become vested and I will receive the benefit in a lump sum on the effective date of the Change in Control.  If a Change in Control occurs after my Separation from Service while I am receiving benefits any remaining benefits will be paid to me in a lump sum on the effective date of the Change in Control.

I hereby agree to participate in the Plan and be subject to its terms and conditions.

Date	Participant

Exhibit B

COLONIAL BANK, FSB
DIRECTOR RETIREMENT PLAN

BENEFICIARY DESIGNATION

I, _____________________________, a Director of the Bank and participant in the Director Retirement Plan, effective January 1, 2011, hereby designate the following Beneficiary to receive any guaranteed payments or death benefits under such Plan, following my death:

I hereby designate the following Beneficiary(ies) to receive any death benefits as follows:

PRIMARY BENEFICIARY:

Name:__________________________________________________________________               % of Benefit:______________________________________

Address: ______________________________________________________________________________________________________________________

Name:__________________________________________________________________               % of Benefit:______________________________________

Address: ______________________________________________________________________________________________________________________

Check here if you want the offspring of any Primary Beneficiary who dies to receive the share that otherwise would have been paid to that Primary Beneficiary:_____________

SECONDARY BENEFICIARY (if all Primary Beneficiaries pre-decease the Participant):

Name:__________________________________________________________________               % of Benefit:______________________________________

Address: ______________________________________________________________________________________________________________________

Name:__________________________________________________________________               % of Benefit:______________________________________

Address: ______________________________________________________________________________________________________________________

Check here if you want the offspring of any Secondary Beneficiary who dies to receive the share that otherwise would have been paid to that Secondary Beneficiary:_____________

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect and this Beneficiary Designation is revocable.

Date	Participant